VALIDUS REPORTS NET INCOME AVAILABLE TO VALIDUS COMMON SHAREHOLDERS OF $89.8 MILLION, OR $1.11 PER DILUTED SHARE AND A 9.7% ANNUALIZED RETURN ON AVERAGE EQUITY FOR THE THIRD QUARTER OF 2016
Pembroke, Bermuda, October 27, 2016 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus common shareholders of $89.8 million, or $1.11 per diluted common share, for the three months ended September 30, 2016, compared to $66.7 million, or $0.78 per diluted common share, for the three months ended September 30, 2015. Net income available to Validus common shareholders was $351.6 million, or $4.24 per diluted common share, for the nine months ended September 30, 2016, compared to $305.9 million, or $3.52 per diluted common share, for the nine months ended September 30, 2015.
Net operating income available to Validus common shareholders was $82.6 million, or $1.02 per diluted common share, for the three months ended September 30, 2016, compared to $65.8 million, or $0.77 per diluted common share, for the three months ended September 30, 2015. Net operating income available to Validus common shareholders was $254.9 million, or $3.07 per diluted common share, for the nine months ended September 30, 2016, compared to $304.4 million, or $3.50 per diluted common share, for the nine months ended September 30, 2015.
The annualized return on average equity was 9.7% for the three months ended September 30, 2016, compared to 7.3% for the three months ended September 30, 2015. The annualized return on average equity was 12.7% for the nine months ended September 30, 2016, compared to 11.2% for the nine months ended September 30, 2015.
The annualized net operating return on average equity was 8.9% for the three months ended September 30, 2016, compared to 7.2% for the three months ended September 30, 2015. The annualized net operating return on average equity was 9.2% for the nine months ended September 30, 2016, compared to 11.1% for the nine months ended September 30, 2015.
Book value per diluted common share at September 30, 2016 was $45.16, reflecting quarterly growth of 2.5%, inclusive of common dividends.
Commenting on the financial results for the three months ended September 30, 2016, Validus' Chairman and CEO Ed Noonan stated:
"Validus delivered favorable results for the third quarter of 2016, with a combined ratio of 82.4% and strong investment returns driving book value growth of 2.5% inclusive of common dividends. Given current market conditions we continue to reduce exposure in areas under the most competitive pressure - notably marine and energy and certain property classes - while continuing to expand our profile in U.S. insurance and the management of third party capital."
Income available to Validus common shareholders by segment for the three months ended September 30, 2016 and September 30, 2015 was as follows:

	Income available to Validus common shareholders for the three months ended
	September 30, 2016	September 30, 2015
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re - Underwriting income (a) (c)	$67.1	$56.6
Talbot - Underwriting income (a) (c)	7.3	21.1
Western World - Underwriting loss (a) (c)	(2.7)	—
Validus' share of AlphaCat income	11.2	7.5
Validus' share of PaCRe, Ltd.	—	(8.0)
Validus' share of AlphaCat income, net (a)	11.2	(0.5)
Total segmental income	82.9	77.2
Net investment income (b)	41.1	30.0
Corporate operating expenses	(40.7)	(39.3)
Eliminations and other	(0.7)	(2.1)
Net operating income available to Validus common shareholders (c)	$82.6	$65.8
Net operating income per diluted share available to Validus common shareholders (c)	$1.02	$0.77
Net income available to Validus common shareholders (c)	$89.8	$66.7
Net income per diluted share available to Validus common shareholders	$1.11	$0.78
(a) Underwriting income and Validus' share of AlphaCat income are non-GAAP measures.
(b) Net investment income relates to our managed investment portfolio. Total net investment income, inclusive of AlphaCat's non-managed portfolio is $43.5 million and $31.6 million for the three months ended September 30, 2016 and 2015, respectively.
(c) A reconciliation of net operating income available to Validus common shareholders and underwriting income to net income available to Validus common shareholders, the most directly comparable GAAP measure, is presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

This earnings release should be read in conjunction with the Company's September 30, 2016 investor financial supplement that has been posted to the Investors section of the Company's website located at www.validusholdings.com.
Third Quarter 2016 Results
Highlights for the third quarter are as follows:

•
Gross premiums written for the three months ended September 30, 2016 were $372.4 million compared to $402.5 million for the three months ended September 30, 2015, a decrease of $30.1 million, or 7.5%. The decrease was primarily driven by decreases in the Validus Re, Talbot and AlphaCat segments, partially offset by an increase in the Western World segment.

•
The loss ratio for the three months ended September 30, 2016 was 45.8%; which included $52.9 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.4 percentage points compared to a loss ratio for the three months ended September 30, 2015 of 46.1% which included $93.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 16.9 percentage points. The loss ratio for the three months ended September 30, 2016 included net non-notable losses of $21.6 million or 3.8 percentage points of the loss ratio. The non-notable losses were primarily from a single non-notable loss event described in further detail in the "Notable and Non-notable losses" section below. The loss ratio for the three months ended September 30, 2015 included net notable losses of $49.0 million, or 8.8 percentage points of the loss ratio and net non-notable losses of $22.2 million, or 4.0 percentage points of the loss ratio. The favorable development of $52.9 million for the three months ended September 30, 2016 was primarily due to favorable development on non-event reserves of $32.6 million and favorable development on event specific reserves of $20.3 million, primarily related to the 2015 Chilean earthquake and Tianjin port explosion loss events.

•	The combined ratio for the three months ended September 30, 2016 was 82.4%, compared to a combined ratio of 84.3% for the three months ended September 30, 2015, a decrease of 1.9 percentage points.

•
Net investment income for the three months ended September 30, 2016 was $41.1 million compared to $30.0 million for the three months ended September 30, 2015, an increase of $11.1 million, or 36.9%. The increase was primarily due to strong performance on the Company's portfolio of structured securities, including $9.5 million of returns generated from a single fixed income fund.

•
Net operating income available to Validus common shareholders for the three months ended September 30, 2016 was $82.6 million compared to $65.8 million for the three months ended September 30, 2015, an increase of $16.8 million, or 25.6%.

•
Net income available to Validus common shareholders for the three months ended September 30, 2016 was $89.8 million compared to $66.7 million for the three months ended September 30, 2015, an increase of $23.2 million, or 34.8%.

•
Annualized return on average equity was 9.7% and annualized net operating return on average equity was 8.9% for the three months ended September 30, 2016 compared to 7.3% and 7.2%, respectively, for the three months ended September 30, 2015.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Notable and Non-Notable Losses

The Company defines a notable loss event as an event whereby consolidated net losses and loss expenses aggregate to a threshold greater than or equal to $30.0 million. The Company defines a non-notable loss event as an event whereby consolidated net losses and loss expenses aggregate to a threshold greater than or equal to $15.0 million but less than $30.0 million.
During the three months ended September 30, 2016, the Company incurred losses and loss expenses from a third quarter non-notable loss event as follows:

	Three Months Ended September 30, 2016
	SpaceX Non-Notable Loss Event
(Dollars in thousands)	Validus Re	Talbot	Total
Validus' Share of Net Losses and Loss Expenses	$10,349	$9,894	$20,243
Less: Reinstatement Premiums, net	(2,159)	919	(1,240)
Net Loss Attributable to Validus	$8,190	$10,813	$19,003
The September 1st SpaceX rocket explosion at Cape Canaveral, Florida resulted in estimated losses and loss expenses of $20.2 million, or 3.6 percentage points of the loss ratio. Net of reinstatement premiums of $1.2 million, the net loss attributable to the Company from this event was $19.0 million.
During the three months ended September 30, 2015, the Company incurred $49.0 million of losses and loss expenses from notable loss events, or 8.8 percentage points of the loss ratio, primarily relating to the port explosion in Tianjin, China. Net of $3.9 million of reinstatement premiums, the effect of these events on the Company's underwriting income was a reduction of $45.1 million. Losses and loss expenses from a single non-notable loss event, the 2015 Chilean earthquake, were $22.2 million, or 4.0 percentage points of the loss ratio during the three months ended September 30, 2015. Net of $2.2 million of reinstatement premiums, the effect of this event on the Company's underwriting income was a reduction of $20.0 million.
The Company's loss ratio, excluding the impact of notable and non-notable loss events and the change in prior accident years, for the three months ended September 30, 2016 and 2015 was 51.2% and 50.2%, respectively.

Validus Re Segment
Highlights for the third quarter include the following:

•
Gross premiums written for the three months ended September 30, 2016 were $94.7 million compared to $103.3 million for the three months ended September 30, 2015, a decrease of $8.6 million, or 8.3%. Gross premiums written for the three months ended September 30, 2016 included $53.8 million of property premiums, $(4.5) million of marine premiums and $45.5 million of specialty premiums, compared to $65.4 million of property premiums, $13.4 million of marine premiums and $24.5 million of specialty premiums for the three months ended September 30, 2015. The decrease in the property lines of $11.6 million was primarily driven by a decrease in incepting business of $5.3 million, along with adjustments to existing business of $6.3 million, primarily in the catastrophe and per risk excess of loss classes. The decrease in the marine lines of $17.9 million was primarily due to the timing of renewals of certain proportional programs which incepted during the third quarter of 2015, as well as adjustments to existing business. Partially offsetting the decreases was an increase in the specialty lines of $21.0 million, primarily as a result of increased casualty business written during the period of $7.5 million and continued growth in the composite lines of $4.0 million, along with timing differences on the renewal of certain contracts and decreased premium adjustments year on year.

•
The loss ratio for the three months ended September 30, 2016 was 43.1%, which included $33.0 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 14.5 percentage points compared to a loss ratio for the three months ended September 30, 2015 of 50.3% which included $50.5 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 21.0 percentage points. The loss ratio for the three months ended September 30, 2016 included net non-notable losses totaling $10.4 million, or 4.5 percentage points of the loss

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

ratio. The loss ratio for the three months ended September 30, 2015 included net notable losses of $37.0 million, or 15.4 percentage points of the loss ratio and net non-notable losses of $17.5 million, or 7.3 percentage points of the loss ratio. The favorable development of $33.0 million on prior accident years for the three months ended September 30, 2016 was primarily due to favorable development on non-event reserves of $14.5 million and favorable development on event specific reserves of $18.5 million, the largest contributors being the 2015 Chilean earthquake and Tianjin port explosion loss events.

•	The combined ratio for the three months ended September 30, 2016 was 70.7% compared to 77.6% for the three months ended September 30, 2015, a decrease of 6.9 percentage points.

•	Underwriting income for the three months ended September 30, 2016 was $67.1 million compared to $56.6 million for the three months ended September 30, 2015, an increase of $10.4 million, or 18.4%.
Talbot Segment
Highlights for the third quarter include the following:

•
Gross premiums written for the three months ended September 30, 2016 were $189.7 million compared to $226.0 million for the three months ended September 30, 2015, a decrease of $36.4 million, or 16.1%. Gross premiums written for the three months ended September 30, 2016 included $64.3 million of property premiums, $48.1 million of marine premiums and $77.3 million of specialty premiums compared to $72.7 million of property premiums, $66.8 million of marine premiums and $86.5 million of specialty premiums for the three months ended September 30, 2015. The decrease in the property and marine lines of $8.4 million and $18.7 million, respectively, were primarily driven by foreign exchange and reductions in our participation and non-renewals on various programs due to the current rate environment, notably in the downstream and upstream energy classes. The decrease in gross premiums written in the specialty lines of $9.2 million was primarily due to the timing of renewals of political risk contracts.

•
The loss ratio for the three months ended September 30, 2016 was 55.2%, which included $18.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.4 percentage points compared to a loss ratio for the three months ended September 30, 2015 of 45.8% which included $36.0 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 17.4 percentage points. The loss ratio for the three months ended September 30, 2016 included net non-notable losses totaling $11.3 million, or 5.7 percentage points of the loss ratio. The loss ratio for the three months ended September 30, 2015 included net notable losses of $12.0 million, or 5.8 percentage points of the loss ratio and net non-notable losses totaling $4.7 million, or 2.3 percentage points of the loss ratio. The favorable development of $18.7 million on prior accident years for the three months ended September 30, 2016 is primarily due to favorable development on non-event reserves of $16.9 million and favorable development on event specific reserves of $1.8 million.

•	The combined ratio for the three months ended September 30, 2016 was 96.4% compared to 90.0% for the three months ended September 30, 2015, an increase of 6.4 percentage points.

•	Underwriting income for the three months ended September 30, 2016 was $7.3 million compared to $21.1 million for the three months ended September 30, 2015, a decrease of $13.8 million, or 65.4%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Western World Segment
Highlights for the third quarter include the following:

•
Gross premiums written for the three months ended September 30, 2016 were $85.3 million compared to $70.9 million for the three months ended September 30, 2015, an increase of $14.4 million, or 20.3%. Gross premiums written for the three months ended September 30, 2016 included $23.8 million of property premiums and $61.5 million of liability premiums, compared to $13.9 million of property premiums and $57.0 million of liability premiums for the three months ended September 30, 2015. The increase in gross premiums written in the property lines of $9.9 million was primarily due to additional business written in the commercial package property, program flood and brokerage property classes of $4.0 million, $2.9 million, and $2.6 million, respectively, as a result of the continued build out of the underwriting platform in short tail lines. The increase in gross premiums written in the liability lines of $4.5 million was driven primarily by increases in the commercial package liability and other liability classes of $8.6 million and was partially offset by decreases as a result of the discontinuation of underperforming programs and brokerage general liability lines.

•
The loss ratio for the three months ended September 30, 2016 was 64.6%, which included $0.9 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 1.2 percentage points compared to a loss ratio for the three months ended September 30, 2015 of 63.8% which included $5.1 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 7.9 percentage points. Losses and loss expenses for the three months ended September 30, 2016 included $3.0 million, or 4.3 percentage points of the loss ratio, of property losses on U.S.-based weather events including flood. Of the 2015 incurred losses, $2.5 million, or 3.9 percentage points of the loss ratio, arose from the amortization of the risk premium adjustment accounted for at the time of the acquisition of Western World.

•
The combined ratio for the three months ended September 30, 2016 was 104.1% compared to 100.4% for the three months ended September 30, 2015, an increase of 3.7 percentage points. The increase was primarily as a result of the policy acquisition costs ratio during the three months ended September 30, 2015 benefiting from a 4.6 percentage point reduction due to the amortization of the fair value adjustment accounted for at the time of the acquisition of Western World.

•	Underwriting loss for the three months ended September 30, 2016 was $2.7 million compared to $nil for the three months ended September 30, 2015.

AlphaCat Segment
Highlights for the third quarter include the following:

•
AlphaCat's assets under management were $2,615.1 million as at October 1, 2016, compared to $2,510.5 million as at July 1, 2016. Third party assets under management were $2,292.6 million as at October 1, 2016, compared to $2,186.9 million as at July 1, 2016.

•
Revenues earned for the three months ended September 30, 2016 were $8.4 million, of which $7.0 million were earned from third parties, compared to $7.5 million for the three months ended September 30, 2015, of which $5.8 million were earned from third parties. The increase in revenues earned from third parties of $1.3 million was primarily due to an increase in the capital base of the AlphaCat ILS Funds.

•
Total expenses for the three months ended September 30, 2016 were $3.3 million, compared to $6.6 million for the three months ended September 30, 2015, a decrease of $3.3 million, or 50.3%. The decrease was primarily due to reduced placement fees incurred in relation to raising new capital during the three months ended September 30, 2016.

•
Income available to Validus common shareholders before investment income from AlphaCat Funds and Sidecars for the three months ended September 30, 2016 was $5.1 million, compared to $0.9 million for the three months ended September 30, 2015, an increase of $4.2 million.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
Investment income available to Validus common shareholders from AlphaCat Funds and Sidecars for the three months ended September 30, 2016 was $6.0 million, compared to $6.5 million for the three months ended September 30, 2015, a decrease of $0.5 million or 7.7%.

•
Validus' share of AlphaCat income for the three months ended September 30, 2016 was $11.2 million, compared to $7.5 million for the three months ended September 30, 2015, an increase of $3.7 million, or 49.4%.

Investments
Highlights of our managed portfolio for the third quarter include the following:

•
Net investment income for the three months ended September 30, 2016 was $41.1 million compared to $30.0 million for the three months ended September 30, 2015, an increase of $11.1 million, or 36.9%. The increase was primarily due to strong performance on the Company's portfolio of structured securities, including $9.5 million of returns generated from a single fixed income fund. Annualized effective yield for the three months ended September 30, 2016 was 2.58%, compared to 1.91% for the three months ended September 30, 2015, an increase of 67 basis points.

•
Net realized gains on managed investments for the three months ended September 30, 2016 were $4.1 million compared to losses of $1.2 million for the three months ended September 30, 2015, a favorable movement of $5.3 million. The increase in net realized gains primarily resulted from the sale of managed fixed maturities.

•
The change in net unrealized gains on managed investments for the three months ended September 30, 2016 was $4.7 million compared to $1.8 million for the three months ended September 30, 2015, a favorable movement of $2.9 million, or 163.6%.

Corporate Operating Expenses
Highlights for the third quarter include the following:

•
General and administrative expenses for the three months ended September 30, 2016 were $18.2 million compared to $18.8 million for the three months ended September 30, 2015, a decrease of $0.6 million or 3.1%.

•
Share compensation expenses for the three months ended September 30, 2016 were $4.0 million compared to $3.4 million for the three months ended September 30, 2015, an increase of $0.7 million or 19.7%.

•
Finance expenses, excluding the Company's share of AlphaCat finance expenses from consolidated variable interest entities, for the three months ended September 30, 2016 were $14.3 million compared to $15.1 million for the three months ended September 30, 2015, a decrease of $0.8 million or 5.5%.

•	Dividends paid on preferred shares for the three months ended September 30, 2016 were $2.3 million compared to $nil for the three months ended September 30, 2015.

•	Tax expenses for the three months ended September 30, 2016 were $1.8 million compared to $2.0 million for the three months ended September 30, 2015, a decrease of $0.2 million or 9.3%.
Year to Date 2016 Results
Highlights for the year to date include the following:

•
Gross premiums written for the nine months ended September 30, 2016 were $2,309.3 million compared to $2,247.9 million for the nine months ended September 30, 2015, an increase of $61.4 million, or 2.7%.

•
The loss ratio for the nine months ended September 30, 2016 was 46.2% which included $169.4 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 9.9 percentage points compared to a loss ratio

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

for the nine months ended September 30, 2015 of 44.8% which included $248.0 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 14.6 percentage points. The loss ratio for the nine months ended September 30, 2016 included net notable losses of $37.9 million, or 2.2 percentage points of the loss ratio and net non-notable losses totaling $69.9 million, or 4.1 percentage points of the loss ratio. The loss ratio for the nine months ended September 30, 2015 included net notable losses of $97.1 million, or 5.7 percentage points of the loss ratio and net non-notable losses of $22.2 million, or 1.3 percentage points of the loss ratio. The favorable development of $169.4 million for the nine months ended September 30, 2016 was primarily due to favorable development on non-event reserves of $160.4 million and favorable development on event reserves of $9.0 million.

•	The combined ratio for the nine months ended September 30, 2016 was 82.5% compared to 80.1% for the nine months ended September 30, 2015, an increase of 2.4 percentage points.

•
Net operating income available to Validus common shareholders for the nine months ended September 30, 2016 was $254.9 million compared to $304.4 million for the nine months ended September 30, 2015, a decrease of $49.5 million, or 16.3%.

•
Net income available to Validus common shareholders for the nine months ended September 30, 2016 was $351.6 million compared to $305.9 million for the nine months ended September 30, 2015, an increase of $45.8 million, or 15.0%.

•
Annualized return on average equity was 12.7% and annualized net operating return on average equity was 9.2% for the nine months ended September 30, 2016 compared to 11.2% and 11.1%, respectively, for the nine months ended September 30, 2015.

Shareholders' Equity and Capitalization
As at September 30, 2016, total shareholders' equity was $4.1 billion including $223.0 million of noncontrolling interest and $150.0 million of preferred shares issued on June 13, 2016. Shareholders' equity available to Validus common shareholders was $3.7 billion as at September 30, 2016. Book value per diluted common share was $45.16 at September 30, 2016 based on 82,341,307 diluted common shares, compared to $44.41 at June 30, 2016 based on 83,700,593 diluted common shares, an increase of 2.5%, inclusive of dividends for the three months ended September 30, 2016. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of this measure to book value per common share is presented at the end of this release.
Total capitalization available to Validus at September 30, 2016 was $4.7 billion, including $538.2 million of junior subordinated deferrable debentures and $245.3 million of senior notes. Total capitalization at September 30, 2016 was $6.4 billion, including $1.6 billion of redeemable noncontrolling interest and $223.0 million of noncontrolling interest related to AlphaCat.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Share Repurchases
The Company repurchased 1,349,690 shares during the three months ended September 30, 2016. The share repurchases made during the three months ended September 30, 2016 resulted in a dilutive impact to book value per diluted common share of $0.07 for the quarter. A summary of the share repurchases made to date under the Company’s previously announced share repurchase programs is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at June 30, 2016				Quarter ended
Effect of share repurchases:	(cumulative)	July	August	September	September 30, 2016
Aggregate purchase price (a)	$2,620,814	$18,438	$20,599	$27,895	$66,932
Shares repurchased	78,841,758	382,648	411,738	555,304	1,349,690
Average price (a)	$33.24	$48.18	$50.03	$50.23	$49.59

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at September 30, 2016	As at October 26, 2016	Cumulative to Date Effect
Aggregate purchase price (a)	$2,687,746	$4,029	$2,691,775
Shares repurchased	80,191,448	81,174	80,272,622
Average price (a)	$33.52	$49.63	$33.53

(a)	Share transactions are on a trade date basis through October 26, 2016 and are inclusive of commissions. Average share price is rounded to two decimal places.
Conference Call
The Company will host a conference call for analysts and investors on October 28, 2016 at 10:00 AM (Eastern) to discuss the third quarter 2016 financial results and related matters. The conference call may be accessed by dialing 1-844-309-6712 (toll-free U.S.) or 1-484-747-6926 (international) and entering the passcode 7188 6983. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through November 11, 2016, by dialing 1-855-859-2056 (toll-free U.S.) or 1-404-537-3406 (international) and entering the passcode 7188 6983.
This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through November 11, 2016. In addition, a financial supplement relating to the Company's financial results for the three and nine months ended September 30, 2016 is available in the Investor Relations section of the Company's website.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

About Validus Holdings, Ltd.
Validus Holdings, Ltd. ("Validus") is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Underwriting Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd. (“AlphaCat”).
Validus Re is a Bermuda based reinsurer focused on treaty reinsurance. Talbot is a specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. Western World is a U.S. specialty lines insurance company focused on excess and surplus lines. AlphaCat is a Bermuda based investment adviser managing capital for third parties and Validus in insurance linked securities and other property catastrophe and specialty reinsurance investments.

Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Laura Pietruszki / Mustafa Riffat

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at September 30, 2016 and December 31, 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Fixed maturities trading, at fair value (amortized cost: 2016—$5,547,838; 2015—$5,556,900)	$5,576,341	$5,510,331
Short-term investments trading, at fair value (amortized cost: 2016—$2,481,573; 2015—$1,941,615)	2,481,406	1,941,635
Other investments, at fair value (cost: 2016—$371,668; 2015—$315,963)	394,695	336,856
Cash and cash equivalents	443,992	723,109
Restricted cash	113,048	73,270
Total investments, cash and cash equivalents	9,009,482	8,585,201
Investments in affiliates, equity method (cost: 2016—$86,305; 2015—$70,186)	99,731	88,065
Premiums receivable	939,127	658,682
Deferred acquisition costs	249,922	181,002
Prepaid reinsurance premiums	119,805	77,992
Securities lending collateral	10,629	4,863
Loss reserves recoverable	444,609	350,586
Paid losses recoverable	36,069	23,071
Income taxes recoverable	6,879	16,228
Deferred tax asset	26,015	21,661
Receivable for investments sold	21,854	39,766
Intangible assets	117,010	121,258
Goodwill	196,758	196,758
Accrued investment income	24,906	23,897
Other assets	183,357	126,782
Total assets	$11,486,153	$10,515,812

Liabilities
Reserve for losses and loss expenses	$3,035,987	$2,996,567
Unearned premiums	1,359,438	966,210
Reinsurance balances payable	76,429	75,380
Securities lending payable	11,095	5,329
Deferred tax liability	3,278	3,847
Payable for investments purchased	49,435	77,475
Accounts payable and accrued expenses	144,086	627,331
Notes payable to AlphaCat investors	372,730	75,493
Senior notes payable	245,311	245,161
Debentures payable	538,168	537,668
Total liabilities	$5,835,957	$5,610,461

Commitments and contingent liabilities
Redeemable noncontrolling interest	1,559,580	1,111,714

Shareholders’ equity
Preferred shares (Issued and Outstanding: 2016—6,000; 2015—nil)	$150,000	$—
Common shares (Issued: 2016—161,273,353; 2015—160,570,772; Outstanding: 2016—79,443,030; 2015—82,900,617)	28,223	28,100
Treasury shares (2016—81,830,323; 2015—77,670,155)	(14,320)	(13,592)
Additional paid-in capital	827,256	1,002,980
Accumulated other comprehensive loss	(21,092)	(12,569)
Retained earnings	2,897,553	2,634,056
Total shareholders’ equity available to Validus	3,867,620	3,638,975
Noncontrolling interest	222,996	154,662
Total shareholders’ equity	$4,090,616	$3,793,637

Total liabilities, noncontrolling interests and shareholders’ equity	$11,486,153	$10,515,812

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures
Consolidated Statements of Operations - Underwriting Income Format
For the three and nine months ended September 30, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2016	2015	2016	2015
Underwriting revenues
Gross premiums written	$372,418	$402,509	$2,309,251	$2,247,901
Reinsurance premiums ceded	(45,006)	(48,810)	(249,070)	(295,553)
Net premiums written	327,412	353,699	2,060,181	1,952,348
Change in unearned premiums	236,363	201,312	(351,415)	(248,759)
Net premiums earned	563,775	555,011	1,708,766	1,703,589
Other insurance related income	919	3,496	2,400	5,144
Total underwriting revenues	564,694	558,507	1,711,166	1,708,733

Underwriting deductions
Losses and loss expenses	258,394	256,010	789,971	763,085
Policy acquisition costs	113,434	105,039	328,593	307,773
General and administrative expenses	82,443	96,886	258,339	265,146
Share compensation expenses	10,501	9,983	32,465	28,279
Total underwriting deductions	464,772	467,918	1,409,368	1,364,283

Underwriting income	$99,922	$90,589	$301,798	$344,450

Net investment income	43,514	31,572	112,232	96,212
Finance expenses	(14,521)	(18,512)	(43,890)	(58,161)
Dividends on preferred shares	(2,252)	—	(2,252)	—
Tax expense	(1,830)	(2,018)	(1,418)	(7,132)
Loss from operating affiliates	—	(7,963)	(23)	(2,241)
(Income) attributable to AlphaCat investors	(5,564)	(1,438)	(16,278)	(1,438)
Net operating (income) attributable to noncontrolling interest	(36,672)	(26,467)	(95,294)	(67,336)
Net operating income available to Validus common shareholders	$82,597	$65,763	$254,875	$304,354

Net realized gains (losses) on investments	4,397	(1,187)	6,537	5,226
Change in net unrealized gains on investments	5,459	3,916	84,331	2,467
Income (loss) from investment affiliate	453	2,482	(4,249)	5,542
Foreign exchange (losses) gains	(766)	(2,592)	11,765	(9,528)
Other loss	(1,529)	(1,970)	(773)	(2,578)
Net (income) loss attributable to noncontrolling interest	(767)	238	(869)	368
Net income available to Validus common shareholders	$89,844	$66,650	$351,617	$305,851

Selected ratios:
Ratio of net to gross premiums written	87.9%	87.9%	89.2%	86.9%

Losses and loss expenses ratio	45.8%	46.1%	46.2%	44.8%

Policy acquisition costs ratio	20.1%	18.9%	19.2%	18.1%
General and administrative expenses ratio (a)	16.5%	19.3%	17.1%	17.2%
Expense ratio	36.6%	38.2%	36.3%	35.3%

Combined ratio	82.4%	84.3%	82.5%	80.1%

(a)	The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three and nine months ended September 30, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

Validus Re Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Underwriting revenues
Gross premiums written	$94,741	$103,297	$1,072,219	$1,112,410
Reinsurance premiums ceded	(15,967)	(15,846)	(111,658)	(149,001)
Net premiums written	78,774	87,451	960,561	963,409
Change in unearned premiums	149,705	153,210	(241,129)	(205,110)
Net premiums earned	228,479	240,661	719,432	758,299
Other insurance related income (loss)	58	2,569	(107)	3,318
Total underwriting revenues	228,537	243,230	719,325	761,617

Underwriting deductions
Losses and loss expenses	98,425	120,958	313,432	357,491
Policy acquisition costs	42,837	42,989	127,660	128,909
General and administrative expenses	17,528	19,964	52,579	58,254
Share compensation expenses	2,695	2,691	8,371	7,665
Total underwriting deductions	161,485	186,602	502,042	552,319

Underwriting income	$67,052	$56,628	$217,283	$209,298

Talbot Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Underwriting revenues
Gross premiums written	$189,674	$226,025	$752,058	$789,148
Reinsurance premiums ceded	(22,877)	(35,823)	(137,496)	(164,144)
Net premiums written	166,797	190,202	614,562	625,004
Change in unearned premiums	32,258	15,942	(7,166)	9,167
Net premiums earned	199,055	206,144	607,396	634,171
Other insurance related income	99	470	389	564
Total underwriting revenues	199,154	206,614	607,785	634,735

Underwriting deductions
Losses and loss expenses	109,860	94,414	319,271	268,512
Policy acquisition costs	46,488	44,575	134,444	141,338
General and administrative expenses	32,333	43,292	109,929	115,341
Share compensation expenses	3,163	3,214	9,955	9,195
Total underwriting deductions	191,844	185,495	573,599	534,386

Underwriting income	$7,310	$21,119	$34,186	$100,349

Western World Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Underwriting revenues
Gross premiums written	$85,260	$70,871	$236,190	$207,372
Reinsurance premiums ceded	(6,202)	(4,716)	(15,347)	(13,390)
Net premiums written	79,058	66,155	220,843	193,982
Change in unearned premiums	(8,260)	(2,225)	(22,890)	2,948
Net premiums earned	70,798	63,930	197,953	196,930
Other insurance related income	219	248	696	787
Total underwriting revenues	71,017	64,178	198,649	197,717

Underwriting deductions
Losses and loss expenses	45,748	40,810	129,623	138,098
Policy acquisition costs	17,094	13,214	46,704	27,110
General and administrative expenses	10,171	9,587	33,704	29,137
Share compensation expenses	702	554	1,825	1,525
Total underwriting deductions	73,715	64,165	211,856	195,870

Underwriting (loss) income	$(2,698)	$13	$(13,207)	$1,847

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Segment Information
For the three and nine months ended September 30, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

AlphaCat Segment	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Third party	$7,025	$5,762	$14,843	$14,622
Related party	1,373	1,738	2,592	4,058
Total revenues	8,398	7,500	17,435	18,680

Expenses
General and administrative expenses	3,324	4,124	7,557	8,883
Share compensation expenses	(107)	141	167	440
Finance expenses	31	2,297	914	9,259
Foreign exchange gains (losses)	5	(11)	17	(9)
Total expenses	3,253	6,551	8,655	18,573

Income before investments from AlphaCat Funds and Sidecars	5,145	949	8,780	107

Investment income (loss) from AlphaCat Funds and Sidecars (a)
AlphaCat Sidecars	(72)	1,445	593	3,886
AlphaCat ILS Funds - Lower Risk (b)	2,321	2,274	6,903	5,454
AlphaCat ILS Funds - Higher Risk (b)	2,479	1,807	5,607	6,608
BetaCat ILS Funds	1,303	1,007	2,979	1,241
PaCRe	—	(7,963)	(23)	(2,241)
Total investment income (loss) from AlphaCat Funds and Sidecars	6,031	(1,430)	16,059	14,948

Validus' share of AlphaCat income (loss)	$11,176	$(481)	$24,839	$15,055

(a)	The investment income from the AlphaCat funds and sidecars is based on equity accounting.

(b)
Lower risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of less than 7%, whereas higher risk AlphaCat ILS funds have a maximum permitted portfolio expected loss of greater than 7%. Expected loss represents the average annual loss over the set of simulation scenarios divided by the total limit.

Corporate and Investments	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Investment income
Net investment income (a)	$41,071	$29,991	$105,843	$91,281

Operating expenses
General and administrative expenses	18,221	18,804	52,276	51,502
Share compensation expenses	4,048	3,383	12,147	9,454
Finance expenses (a)	14,317	15,143	42,637	45,623
Dividends on preferred shares	2,252	—	2,252	—
Tax expense	1,830	2,018	1,418	7,132
Total operating expenses	40,668	39,348	110,730	113,711

Other items
Net realized gains (losses) on investments (a)	4,080	(1,233)	5,514	5,051
Change in net unrealized gains on investments (a)	4,652	1,765	81,782	2,508
Income (loss) from investment affiliate	453	2,482	(4,249)	5,542
Foreign exchange (losses) gains (a)	(1,067)	(2,331)	11,628	(9,024)
Other loss	(1,529)	(1,970)	(773)	(2,578)
Total other items	6,589	(1,287)	93,902	1,499

Total Corporate and Investments	$6,992	$(10,644)	$89,015	$(20,931)

(a)	These items exclude the components which are included in Validus' share of AlphaCat and amounts which are consolidated from variable interest entities.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends
As at September 30, 2016 and December 31, 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	September 30, 2016
(Dollars in thousands, except share and per share amounts)	Equity Amount	Shares	Exercise Price (a)	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus common shareholders (b)	$3,717,620	79,443,030		$46.80

Tangible book value per common share				$42.85

Book value per diluted common share
Total shareholders' equity available to Validus common shareholders (b)	3,717,620	79,443,030
Assumed exercise of outstanding stock options (c)	689	30,050	$22.93
Unvested restricted shares	—	2,868,227
Book value per diluted common share	$3,718,309	82,341,307		$45.16
Adjustment for accumulated dividends				11.21
Book value per diluted common share plus accumulated dividends				$56.37

Tangible book value per diluted common share				$41.35

	December 31, 2015
(Dollars in thousands, except share and per share amounts)	Equity Amount	Shares	Exercise Price (a)	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus common shareholders (b)	$3,638,975	82,900,617		$43.90

Tangible book value per common share				$40.06

Book value per diluted common share
Total shareholders' equity available to Validus common shareholders (b)	3,638,975	82,900,617
Assumed exercise of outstanding stock options (c)	1,319	65,401	$20.17
Unvested restricted shares	—	3,026,376
Book value per diluted common share	$3,640,294	85,992,394		$42.33
Adjustment for accumulated dividends				10.16
Book value per diluted common share plus accumulated dividends				$52.49

Tangible book value per diluted common share				$38.63

(a)	Weighted average exercise price for those stock options that have an exercise price lower than book value per share.

(b)	Total shareholders' equity available to Validus common shareholders excludes the liquidation value of the preferred shares of $150.0 million.

(c)	Using the "as-if-converted" method, assuming all proceeds received upon exercise of stock options will be retained by the Company and the resulting common shares from exercise remain outstanding.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Underwriting Income, Net Operating Income available to Validus Common Shareholders, Net Operating Income per share available to Validus Common Shareholders and Annualized Net Operating Return on Average Equity
For the three and nine months ended September 30, 2016 and 2015
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income available to Validus common shareholders	$89,844	$66,650	$351,617	$305,851
Adjustments for:
Net realized (gains) losses on investments	(4,397)	1,187	(6,537)	(5,226)
Change in net unrealized gains on investments	(5,459)	(3,916)	(84,331)	(2,467)
(Loss) income from investment affiliate	(453)	(2,482)	4,249	(5,542)
Foreign exchange losses (gains)	766	2,592	(11,765)	9,528
Other loss	1,529	1,970	773	2,578
Net income (loss) attributable to noncontrolling interest	767	(238)	869	(368)
Net operating income available to Validus common shareholders	$82,597	$65,763	$254,875	$304,354
Net investment income	(43,514)	(31,572)	(112,232)	(96,212)
Finance expenses	14,521	18,512	43,890	58,161
Dividends on preferred shares	2,252	—	2,252	—
Tax expense	1,830	2,018	1,418	7,132
Loss from operating affiliates	—	7,963	23	2,241
Income attributable to AlphaCat investors	5,564	1,438	16,278	1,438
Net operating income attributable to noncontrolling interest	36,672	26,467	95,294	67,336
Underwriting income	$99,922	$90,589	$301,798	$344,450

Net operating income available to Validus common shareholders	82,597	65,763	254,875	304,354
Less: Dividends on outstanding warrants	—	(1,080)	—	(3,566)
Net operating income allocated to Validus, adjusted	$82,597	$64,683	$254,875	$300,788

Net income per share available to Validus common shareholders - diluted	$1.11	$0.78	$4.24	$3.52
Adjustments for:
Net realized (gains) losses on investments	(0.05)	0.01	(0.08)	(0.06)
Change in net unrealized gains on investments	(0.07)	(0.05)	(1.02)	(0.03)
(Loss) income from investment affiliate	(0.01)	(0.03)	0.05	(0.06)
Foreign exchange losses (gains)	0.01	0.03	(0.14)	0.11
Other loss	0.02	0.03	0.01	0.02
Net income (loss) attributable to noncontrolling interest	0.01	—	0.01	—
Net operating income per share available to Validus common shareholders - diluted	$1.02	$0.77	$3.07	$3.50

Weighted average number of common shares and common share equivalents	81,244,556	85,629,494	82,938,624	86,841,927

Average shareholders' equity available to Validus common shareholders	$3,716,938	$3,651,151	$3,699,319	$3,642,656

Annualized net return on average equity	9.7%	7.3%	12.7%	11.2%
Annualized net operating return on average equity	8.9%	7.2%	9.2%	11.1%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus common shareholders, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity, book value per diluted common share and book value per diluted common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of underwriting income and net operating income (loss) available (attributable) to Validus common shareholders to net income (loss) available (attributable) to Validus common shareholders, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Underwriting Income, Net Operating Income available to Validus common shareholders, Net Operating Income per share available to Validus common shareholders and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above.
The AlphaCat segment information is presented as an asset manager view and therefore is considered non-GAAP.
Underwriting income indicates the performance of the Company's core underwriting segments, excluding revenues and expenses such as net investment income (loss), finance expenses, net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.
Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in net unrealized gains (losses) on investments, income (loss) from investment affiliate, foreign exchange gains (losses), other income (loss) and non-recurring items. Net operating income (loss) available (attributable) to Validus common shareholders is defined as above, but excludes operating income (loss) available (attributable) to noncontrolling interest and dividends on preferred shares. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus common shareholders, the most directly comparable GAAP measures, are presented at the end of this release.
Annualized net operating return on average equity is presented in the section above entitled “Underwriting Income, Net Operating Income available to Validus common shareholders, Net Operating Income per share available to Validus common shareholders and Annualized Net Operating Return on Average Equity.” A reconciliation of book value per diluted common share and book value per diluted common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, change in net unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus common shareholders is defined as net operating income (loss) as defined above, but excluding operating income (loss) available (attributable) to noncontrolling interest and dividends on preferred shares.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com